            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employee identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

-----------------------------------------------
                           GIVE THE
                           SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:  NUMBER OF:
-----------------------------------------------
1.   An individual         The individual

2.   Two or more           The actual owner of
     individuals (joint    the account or, if
     account)              combined funds, any
                           one of the
                           individuals

3.   Husband and wife      The actual owner of
     (joint account)       the account or, if
                           joint funds, either
                           person( 1)

4.   Custodian account of  The minor(2)
     a minor
     (Uniform Gift to
     Minors Act)

5.   Adult and minor       The adult or, if the
     (joint account)       minor is the only
                           contributor, the
                           minor(1)

6.   Account in the name   The ward, minor or
     of guardian or        incompetent
     committee for a       person(3)
     designated ward,
     minor, or
     incompetent person

7.   a. The usual          The grantor-trustee
       revocable savings
       trust account
       (grantor is also
       trustee)

     b. So-called trust
       account that is
       not a legal or
       valid trust under
       State law

8.   Sole proprietorship   The owner(4)
     account
-----------------------------------------------
                           GIVE THE
                           EMPLOYER
                           IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:  NUMBER OF:
-----------------------------------------------

9.   A valid trust,        The legal entity (do
     estate, or pension    not furnish the
     trust                 identifying number
                           of the personal
                           representative or
                           trustee unless the
                           legal entity itself
                           is not designated in
                           the account title)

10.  Corporate account     The corporation

11.  Religious,            The organization
     charitable, or
     educational
     organization account

12.  Partnership account   The partnership
     held in the name of
     the business

13.  Association, club,    The organization
     or other tax-exempt
     organization

14.  A broker or           The broker or
     registered nominee    nominee

15.  Account with the      The public entity
     Department of
     Agriculture in the
     name of a public
     entity (such as a
     State or local
     government, school
     district or prison)
     that receives
     agricultural program
     payments

---------------------------------------------
---------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5 Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on all payments include the following:

    - A corporation.

    - A financial institution.

    - An organization exempt from tax under section 501(a) or an individual retirement plan.

    - The United States or any agency or instrumentality thereof.

    - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

    - An international organization or any agency, or instrumentality thereof.

    - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

    - A real estate investment trust.

    - A common trust fund operated by a bank under section 584(a).

    - An exempt charitable remainder trust, or a nonexempt trust described in section 4947(a)(1).

    - An entity registered at all times under the Investment Company Act of 1940.

    - A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

    - Payments to non-resident aliens subject to withholding under section 1441.

    - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one non-resident partner.

    - Payments of patronage dividends where the amount received is not paid in money.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

    - Payments of Interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

    - Payments of tax-exempt interest (including exempt-interest dividends under section 852).

    - Payments described in section 6049(b)(5) to non-resident aliens.

    - Payments on tax-free covenant bonds under section 1451.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

Exempt Payees previously described should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

    Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041(A)(a), 6045, and 6050A.

    PRIVACY ACT NOTICE--Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

    (1) PENALTIES FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to a reasonable cause and not to willful neglect.

    (2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an underpayment attributable to that failure unless there is clear and convincing evidence to the contrary.

    (3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis which results in no imposition to backup withholding, you are subject to a penalty of $500.

    (4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                       FOR ADDITIONAL INFORMATION CONTACT
                      YOUR TAX CONSULTANT OR THE INTERNAL
                                REVENUE SERVICE.